Exhibit 99.1

1st Quarter 2014 Investor Presentation
Ameris Bancorp

Cautionary Statements
This presentation contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tangible common equity and Tier 1 capital ratios are non-GAAP measures. The Company calculates the Tier 1 capital using current call report instructions. The Company’s management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company. These capital measures may, or may not be necessarily comparable to similar capital measures that may be presented by other companies.
This presentation may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

Corporate Profile
Headquartered in Moultrie, Georgia
Founded in 1971 as American Banking Company
Historically grown through acquisitions of smaller banks in areas close to existing operations
Recent growth through merger with Prosperity Banking Company and 10 FDIC-assisted transactions
Four state footprint with 68 offices

Experienced Management Team
Name, Position Experience
(Banking / Ameris)
Edwin W. Hortman Jr.
Chief Executive Officer 33/15
Andrew B. Cheney
EVP & Chief Operating Officer 37/5 Dennis J. Zember Jr.
EVP & Chief Financial Officer 20/9 Jon S. Edwards
EVP & Chief Credit Officer 28/14 Stephen A. Melton
EVP, Chief Risk Officer 32/2 Cindi H. Lewis
EVP, Chief Administrative Officer 36/36 T. Stan Limerick
EVP, Chief Information Officer 7/1
Management and Board Ownership of Approximately 7%

Current Focus
Improve Operating Style to provide Consistent Earnings Results
Develop more rapid growth in spread revenue as covered loan run-off subsides
Continue improving efficiency ratio through cost control and leverage through M&A
Develop efficient and sustainable non-interest income sources
Capitalize on Our Growth Opportunities
Convert stronger loan pipelines and successful lending lines of business into faster growth in earning assets than our peers.
Continue to develop the relationships with management teams that will drive meaningful M&A opportunities.
Earn and retain the capital necessary to capitalize M&A deals in the $500mm - $750mm range to avoid any increase in common share count.
Close, Convert and Integrate Coastal Bankshares, Inc.
Anticipated closing is early July, 2014.
Conversion scheduled for early 4th quarter, 2014.
Integration, including branch closures and all expense savings, should be completed by Y/E 2014.

1st Quarter Update – Financial Condition
dollars in millions, except per share data Q1 ‘13 Q2 ‘13 Q3 ‘13 Q4 ‘13 Q1 ‘14
BALANCE SHEET
Total Assets $2,862 $2,809 $2,818 $3,668 $3,487
S/T assets & investments $461 $418 $394 $708 $515
Loans - noncovered $1,535 $1,618 $1,659 $2,134 $2,184
Loans - covered $461 $444 $418 $390 $373
Reserve for loan losses 23 24 24 22 23
Indemnification asset 161 106 82 65 53
Non-interest bearing
deposits 491 475 476 669 699
Interest bearing deposits 1,999 1,968 1,968 2,331 2,312
Tang Common Equity / Assets % 8.83% 9.15% 9.22% 6.83% 7.53%
Tangible Book Value $10.57 $10.74 $10.85 $9.87 $10.31

1st Quarter Operating Results

dollars in millions, except per share data	Q1 '13	Q2 '13	Q3 '13	Q4 '13	Q1 '14
Net Income	**$5,285**	**$6,678**	**$6,677**	**$1,378**	**$8,350**
Net interest income	**$28,338**	**$29,476**	**$29,320**	**$29,051**	**$34,484**
Provision for loan losses	**$2,923**	**$4,165**	**$2,920**	**$1,478**	**$1,726**
Non-interest income	**$11,188**	**$11,385**	**$12,288**	**$11,517**	**$12,754**
Mortgage revenues	*4,464*	*5,001*	*5,232*	*4,431*	*5,068*
Service charges on deposits	*4,837*	*4,695*	*4,948*	*5,065*	*5,586*
Non-interest expense	**$28,884**	**$26,688**	**$28,316**	**$33,274**	**$33,329**
Salaries & Benefits	*13,806*	*13,381*	*14,412*	*15,071*	*17,394*
Occupancy & DP costs	*5,501*	*5,814*	*6,221*	*6,289*	*7,518*
OREO and problem loan expense	*4,844*	*2,349*	*2,971*	*5,322*	*2,190*
Diluted earnings per share	**0.20**	**0.26**	**0.26**	**0.18**	**0.32**
Return on Avg Assets	**0.74%**	**0.95%**	**0.94%**	**0.67%**	**0.96%**
Return on Avg TCE	**8.54%**	**10.77%**	**10.18%**	**7.55%**	**13.30%**
Net interest margin (TE) %	**4.79** %	**4.96** %	**4.80**	**4.43**	**4.57**
Efficiency ratio (operating[B])	**60.82%**	**59.57%**	**60.91%**	**68.90%**	**65.73%**
Net Overhead (operating[B])	**1.80%**	**1.84%**	**1.85%**	**1.79%**	**2.01%**

A – Amounts are presented exclude $54.8 million of goodwill impairment in 2009 and $4.8 million of pretax merger costs in 2013.
B – Efficiency ratio and Net Overhead ratios exclude goodwill impairment, merger costs and OREO/Problem loan expense.

7

1st Quarter Update – Credit Quality
dollars in millions, except per share data Q1 ‘13 Q2 ‘13 Q3 ‘13 Q4 ‘13 Q1 ‘14
CREDIT QUALITY (1)
Non-performing assets 77,910 71,696 69,698 73,489 79,750
Non-accrual loans 37,476 31,811 31,720 35,862 42,047
OREO 40,434 39,885 37,978 37,627 37,643
NPAs / Assets % 2.72% 2.55% 2.47% 2.00% 2.29%
Classified Assets / Capital 31.7 28.7 28.6 32.7 33.9
Reserves / Loans 1.57 1.56 1.50 1.38 1.34
Reserves / NPLs 62.39 76.13 75.20 76.63 85.09
Net Charge-offs 2,814 2,860 2,812 2,677 1,134
as a % of average loans % 0.76% 0.74% 0.70% 0.66% 0.27%

Loan Portfolio Detail
C&I 11%
Covered 15%
Consumer Installment & Residential 25%
Owner Occupied CRE
17%
Non-owner occupied CRE
18%
Construction 7%
Ag 7%
Diversified loan portfolio across five regions
– Inland Georgia – 40%
– Coastal Georgia – 11%
– Alabama – 6%
– South Carolina – 13%
– Florida – 30%
In-house lending limit of $10.0 million versus $75 million legal limit
– 12 loans greater than $5 million, no individual loan greater than $10.0 million
Loan participations less than 1.00% of total loans
Aggressive management of concentrations of credit
Top 25 relationships are only 11.9% of total loans, with avg. DSC of 2.03% and LTV of approximately 65.0%

Loan Portfolio – strong loan pipelines
Consistent Loan Pipelines1
$180.0
$135.0
$90.0
$45.0
$0.0
1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14
Loan Pipeline EOQ (in millions)
$95
$127
$161 $157 $147 $141 $139 $139 $130
Diversified loan types – not solely chasing CRE or competing with low rates that do not compensate for term or quality
Lending Strategies
Leveraging presence in new markets (top five markets account for 70% of pipeline: Atlanta, Jacksonville, Columbia, Savannah, Charleston
Upgrading production positions in key markets: limited changes to expense base but higher levels of quality production
Expanding Mortgage Strategy: Jumbo mortgages, wholesale, warehouse LOC
Leveraging Agricultural expertise: better yields than in CRE due to limited competition
Specialty lines of business that would diversify loan portfolio
Pipeline Opportunities by Type
Residential R/E, 4%
Commercial R/E, 52%
Comm’l, Fncl & Agriculture, 33%
Construction, 11%
1 – Loan pipeline amounts consist of all loans management has deemed a 75% or better likelihood of closing.

Loan Portfolio
Diversified through smaller relationships as well
Portfolio comprised of smaller relationships
Loan Commitment Size (in millions)
$30 $23 $15 $8 $0
$27.65
$5.00
$2.50
$3.52
$2.01
25 50 75 100 125 150
Number of Loan Relationships
Relationship Totals in Legacy Portfolio (in millions)
Rank Total O/S % of total
Top 10 $ 121.3 6.8%
Top 50 $ 328.7 18.3%
Top 100 $ 476.1 26.5%
Top 200 $ 669.9 37.3%
Top 300 $ 800.1 44.5%
$27.1 million - Largest Relationship has over 3.0x debt coverage, backed by taxing authority of one of our local markets.
2.02x – Weighted average debt coverage of our 25 largest relationships.
65.2% - Weighted average loan to value on our 25 largest relationships.
Note> As of December 31, 2013

Significant Value in Deposit Portfolio
26.3% - 5 Year compounded growth rate in our book of non-interest bearing demandA.
$1.1 billion – Growth in non-rate sensitive deposits over last 5 years will materially protect Ameris Bank from the sensitivity of a growing fixed rate loan bookA.
Growth in non-rate sensitive deposits
$1,800 60.0%
Non-Rate Sensitive Deposits
1,517
% of total deposits
$1,400 45.0%
$1,000 26% 30.0%
$600 15.0%
$200 0.0%
3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14
A – as of December 31, 2013
Deposit Composition – 12/31/13
MMDA, 25%
NOW & Savings, 27%
Retail Time,
24%
DDA, 23%

FDIC Indemnification Asset

Managing towards the end of loss share protection

Bank	Original I/A (000's)	Current I/A (000's)	% of Original I/A	Remaining Months to Collect	Original Estimate of Losses (000's)	Current Estimate of Losses (000's)	Current Estimate as a % of Original	Classifieds Maturing After L/S NBV	Classifieds Maturing After L/S I/A	All Loans NBV	All Loans I/A on loans
AUB	24,200	122	0.5%	5.9	33,275	31,708	95.3%	661	-	15,555	185
USB	21,640	291	1.3%	6.9	29,755	42,532	142.9%	971	6	17,077	1,142
SCB	22,400	1,236	5.5%	12.9	30,800	31,283	101.6%	1,517	11	33,154	1,186
FBJ	11,307	2,148	19.0%	18.9	15,547	11,089	71.3%	214	46	22,161	2,983
TBC	22,807	2,288	10.0%	19.9	31,360	28,858	92.0%	315	91	30,251	1,871
DBT	112,404	8,796	7.8%	19.9	160,577	138,822	78.6%	876	271	87,268	14,313
HTB	49,485	6,132	12.4%	26.8	68,042	53,861	79.2%	3,918	831	59,805	5,857
OGB	45,488	4,749	10.4%	26.8	62,546	34,782	55.6%	664	271	53,543	3,975
CBG	52,664	8,856	16.8%	33.9	72,413	43,293	59.8%	4,119	735	71,583	10,828
	362,395	34,618	9.6%	24.6	504,315	404,223	80.0%	10,929	1,776	390,397	42,340

I/A – Indemnification Asset for reimbursement on expected losses from the FDIC

1- Months remaining to collect remainder of indemnification asset is a weighted average based on the indemnification asset at 3/31/2014.

2 - Current Estimate of losses includes all losses incurred to date as well as reimbursable expenses plus expected losses not incurred for which there is a corresponding indemnification asset. Original estimate of losses includes gross losses identified in due diligence and 10% for workout expenses.

13

Earnings – Continued Growth in Revenue
$50.0
Recurring Quarterly Revenue
(in millions)
$47.2
$41.6
$40.0
$39.7 $38.1
Revenue (in millions)
$34.6
$32.3
$30.0
$28.2
$20.0
1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14
Challenging market to grow revenues. Opportunistic approach of Ameris Bank includes:
Continued M&A activities –
Achieved a 20%+ improvement in total revenue run rate from recently closed “Prosperity Bank” merger. (approx $33- $35 million per year)
Lines of business focused on higher quality assets with better pricing opportunities than CRE.
Mortgage warehouse, municipal, agricultural.
Mortgage business –
Operate in larger metro areas with more active housing markets than national average.
Never focused on refinance. Current production is over 90% purchase. 2013 averaged over 75% purchase.
SBA – new line of business for Ameris. Should be able to produce approximately $5 million of incremental revenue as we shift from retail referrals to dedicated BDOs.

Earnings - Net Interest Margin
4.63% - Normalized net interest margin in 4Q 13 excluding excess liquidity levels
4.10% - Incremental net interest margin from newly acquired earning assets at Prosperity Bank
$2.7 million – Additional interest income from “accretion” in 1Q 2014. Up from $1.83 million in Q4 2013 and from $1.7 million in 1Q 2013. FDIC accretion will continue to decline and be replaced to some degree with accretion from other M&A activities.
(1) Maturity and Repricing Opportunity are amounts and yields maturing in the designated quarter
(2) Ameris Bank net interest margin on a fully taxable-equivalent basis, excludes H/C level TRUPs.
Net Interest Margin (%)
5.30
4.97
4.80
4.70
4.57
4.52
4.48
4.45
4.43
4.11
4.10
Reported NIM
NIM with No Add’l Accretion
3.50
Q3 ‘11 Q1 ‘12 Q3 ‘12 Q1 ‘13 Q3 ‘13 Q1 ‘14

Earnings – Non-Interest Income
1.75%
Non-Interest Income to Assets
1.63%
1.28%
1.25%
0.87%
0.75%
0.82%
0.81%
0.25%
2009 2010 2011 2012 2013
Mortgage:
Reached maturity from a revenue and net income standpoint
Limited effort to build a larger platform, although we continue looking for strong producers
>80% purchase business, from larger builders and real estate brokers.
Operates on a recurring gross margin of approximately 25% (pretax to total revenue)
Serious about building strength and diversification in non-interest income sources
Moving away from deposit charges
Researching unique lines of business
Momentum in our numbers coming from mortgage revenue; we believe we can duplicate that strategy with other LOBs by hiring expertise
6,000
Quarterly Mortgage Revenue
5,232
5,068
5,001
4,768
4,464
4,431
4,000
3,740
3,001
2,000
1,475
0
1Q 12 3Q 12 1Q 13 3Q 13 1Q 14

Why Ameris Bank?
Proven ability to deploy capital
Excellent relationship with potential merger partners and with regulatory agencies
12 transactions since October 2009
Actively re-engineering the Company to operate with improved efficiency ratios
Ongoing process looking at systems, products, staffing
Believe we can reach sub 60% in several quarters.
M&A will accelerate our efforts to becoming an efficiency leader.
Credit costs are forecasted to drop materially in 2014.
Management’s estimates reflect a $0.25 pickup in EPS in 2014 versus 2013 from lower credit costs.
Low P/E relative to most any peer group
ABCB P/E ratio to 2014 Consensus is 12.3x
ABCB P/E ratio to 2014 Consensus is 10.0
Growth potential (loans and revenue) is better than average
Non-covered loan growth of over 11% in 2013 and 12.7% annualized in 1Q 2014.
Not just a CRE lender. Creatively booking diversity in loan products and better yields than CRE.
Credit & TARP overhangs becoming a thing of the past
Impact to operating results from credit costs materially reduced.
TARP retired with no additional debt or common equity.